EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with this quarterly report on Form 10-Q of USA Truck, Inc. (the “Company”) for the period ended March 31, 2017 (the “Report”), I, James D. Reed, Principal Executive Officer of the Company, and person performing functions of or similar to principal financial officer, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 4, 2017	By:	/s/ James D. Reed
James D. Reed
Principal Executive Officer (principal executive officer and person performing functions of or similar to principal financial officer)